Exhibit 99.1

PRELIMINARY — SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF

CITIC CAPITAL ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [    ] and [    ] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Common Shares of CITIC Capital Acquisition Corp. (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of shareholders of the Company to be held on             , 2022, at 10:00 a.m., Eastern Time at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020, or virtually at https://www.cstproxy.com/ccac/2021, and any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting of CITIC Capital Acquisition Corp. to be held

This notice of Extraordinary General Meeting and accompanying Proxy Statement are available at:

https://www.cstproxy.com/ccac/2021

CITIC Capital Acquisition Corp. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.	Please mark vote as indicated in this example	☒

Proposal No. 1 — The BCA Proposal — To consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of June 21, 2021, as amended on June 28, 2021 and further amended on November 14, 2021 and December 26, 2021 (collectively, the “Merger Agreement”), by and among the Company, CITIC Capital Merger Sub Inc. (“Merger Sub”), a Delaware corporation and subsidiary of the Company, and Quanergy Systems, Inc. (“Quanergy”), a Delaware corporation, (copies of which are attached the accompanying proxy statement / prospectus as Annex A, Annex B, Annex C and Annex Q, respectively). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Quanergy (the “Merger”), with Quanergy surviving the Merger as a wholly owned subsidiary of Quanergy PubCo (as defined below), in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement / prospectus (the “BCA Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — To consider and vote upon a proposal to approve by special resolution, (i) the change of “the Company” jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands pursuant to Article 49 of the amended and restated memorandum and articles of association of “the Company” and registering by way of continuation and domesticating as a corporation incorporated under the laws of the State of Delaware; (ii) conditional upon, and with effect from, the registration of “the Company” in the State of Delaware as a corporation incorporated under the laws of the State of Delaware: (a) the name of “the Company” be changed to “Quanergy Systems, Inc.”; (b) and the current memorandum and articles of association of “the Company” be amended so as to be replaced in their entirety with the Proposed Organizational Documents (as defined below); (c) the registered office of the Company be changed to VCorp Services, LLC, 1013 Centre Road Suite 403-B Wilmington, County of New Castle, Delaware 19805; (d) Corporation Service Company (CSC) be instructed to undertake all necessary steps in order to continue the legal existence of “the Company” in the State of Delaware as a corporation incorporated under the laws of the State of Delaware; and (e) Maples Corporate Services Limited be instructed to file notice of the resolutions relating to the Domestication with the Registrar of Companies in and for the Cayman Islands (the “Domestication” and, together with the Merger, the “Business Combination”). The Domestication will be effected immediately prior to the Business Combination by “the Company” filing a certificate of corporate domestication and the proposed new certificate of incorporation of Quanergy PubCo (“Proposed Certificate of Incorporation”) with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, “the Company” will become a Delaware corporation and will change its corporate name to “Quanergy Systems, Inc.” and all outstanding securities of “the Company” will convert to outstanding securities of “Quanergy Systems, Inc.”, as described in more detail in the accompanying proxy statement / prospectus (the “Domestication Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by special resolution the proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents” (copies of which are attached to the accompanying proxy statement / prospectus as Annex K and Annex J, respectively)) of CITIC Capital Acquisition Corp. (a corporation incorporated in the State of Delaware following the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Quanergy Systems, Inc.” in connection with the Business Combination (“the Company” after the Domestication, including after such change of name, is referred to herein as “Quanergy PubCo”) (the “Organizational Documents Proposal”). The form of each of the Proposed Certificate of Incorporation and Proposed Bylaws is attached to the accompanying proxy statement / prospectus as Annex K and Annex J, respectively;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Advisory Organizational Documents Proposals — To consider and vote upon the following seven separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve, by special resolution, the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:

Advisory Organizational Documents Proposal 4A — To authorize the change in the authorized share capital of “the Company” from (i) 200,000,000 “the Company” Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 “the Company” Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 CCAC Preference Shares of a par value of US$0.0001 each to (ii) 300,000,000 shares of Quanergy PubCo common stock and 10,000,000 shares of Quanergy PubCo preferred stock (“Advisory Organizational Documents Proposal 4A”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Organizational Documents Proposal 4B — To approve an exclusive forum provision, pursuant to which the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions under Delaware law, and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (“Advisory Organizational Documents Proposal 4B”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Organizational Documents Proposal 4C — To approve a provision electing not to be governed by Section 203 of the DGCL relating to takeovers by interested stockholders but to provide other similar restrictions regarding takeovers by interested stockholders (“Advisory Organizational Documents Proposal 4C”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Organizational Documents Proposal 4D — To approve provisions providing that the affirmative vote of the holders of at least 66 2⁄3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind all or any portion of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII and Article XIII of the Proposed Certificate of Incorporation (“Advisory Organizational Documents Proposal 4D”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Organizational Documents Proposal 4E — To approve provisions permitting the removal of a director only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors (“Advisory Organizational Documents Proposal 4E”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Organizational Documents Proposal 4F — To approve provisions providing that any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of the stockholders of the Company, and shall not be taken by written consent in lieu of a meeting (“Advisory Organizational Documents Proposal 4F”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Organizational Documents Proposal 4G — To authorize all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement / prospectus as Annex K and J, respectively), including (1) changing the company name from “CITIC Capital Acquisition Corp.” to “Quanergy Systems, Inc.,” (2) making Quanergy PubCo’s corporate existence perpetual, and (3) removing certain provisions related to CCAC’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the CCAC Board believes is necessary to adequately address the needs of Quanergy PubCo after the Business Combination (“Advisory Organizational Documents Proposal 4G”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Stock Issuance Proposal — To consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, (a) the issuance of Quanergy PubCo common stock to the PIPE Investors pursuant to the PIPE Investments, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing, (b) shares of Quanergy PubCo common stock to certain stockholders of Quanergy pursuant to the Merger Agreement and (c) the GEM Investor, pursuant to GEM Agreement (the “Stock Issuance Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution the Quanergy PubCo 2021 Incentive Award Plan (a copy of which is attached to the accompanying proxy statement / prospectus as Annex H) (the “Equity Incentive Plan Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — The ESPP Proposal — To consider and vote upon a proposal to approve by ordinary resolution the Quanergy PubCo 2021 Employee Stock Purchase Plan (a copy of which is attached to the accompanying proxy statement / prospectus as Annex G) (the “ESPP Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: ,	2022

Signature

(Signature if held Jointly)
When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.